                                                                   EXHIBIT 10.17

                       RAYONIER 1994 INCENTIVE STOCK PLAN
                        RESTRICTED SHARE AWARD AGREEMENT

         This Award Agreement is entered into by and between Rayonier Inc., a corporation organized under the laws of the State of North Carolina with its principal office at 1177 Summer Street, Stamford, Connecticut (the "Company"), and the undersigned qualified individual ("Key Employee"), pursuant to the Rayonier 1994 Incentive Stock Plan (the "Plan").

                              W I T N E S S E T H :

         WHEREAS, the Compensation and Management Development Committee of the Company's Board of Directors, in its capacity as the Committee under the Plan (the "Committee"), desires to advance the best interests of the Company by recognizing the achievements of the Key Employee and his continued responsibilities and providing him with an additional incentive to remain in the employ of the Company;

         WHEREAS, by Resolution dated December 8, 1995, the Committee has expressed an intention to grant to Key Employee Common Shares of the Company (the "Shares"), with such Shares to vest on January 2, 1999, provided he remains continuously employed by the Company from the date of this Award Agreement through the vesting date, subject to the provisions hereof and of the Plan; and

         WHEREAS, this Award Agreement is being entered into to convey Award of the Shares to Key Employee.

         NOW THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:

1.  Definitions

All capitalized terms not expressly defined in this Award Agreement and used herein shall have the same meaning set forth in the Plan, a copy of which is attached hereto as Exhibit A.

2.  Award of Shares; Vesting

(a) Key Employee is hereby awarded the number of Shares identified at Section 6 below, subject to the terms of this Award Agreement, effective January 2, 1996.

(b) Vesting. Key Employee shall become vested with respect to, and thereupon have a non-forfeitable right to, the Shares granted pursuant to Section 2(a) on January 2, 1999 (the "Vesting Date"), provided that Key Employee shall have remained continuously in the employ of the Company (or any Participating Company) from the date hereof through the Vesting Date.

(c) Termination of Employment. If Key Employee's employment is terminated for any reason before the Vesting Date, then all of the Shares subject to this Award Agreement shall immediately be forfeited to the Company, and Key Employee shall have no further rights to such Shares from and after the date of such termination.

(d) Committee Discretion; Death. Notwithstanding the Vesting Date, the Committee may, in its sole discretion, accelerate the time at which any or all of the Shares awarded hereunder shall vest if it deems such action appropriate. In the event of the death of Key Employee on or before the Vesting Date while Key Employee is employed by the Company (or any Participating Company), all of the Shares shall be deemed immediately vested.

3.  Restricted Shares

(a) Sale; Exchange, etc. Key Employee acknowledges and agrees that prior to the Vesting Date the Shares are subject to a restriction against sale, exchange, hypothecation, assignment, transfer (including by gift), pledge or other encumbrance, without the prior written consent of the Committee, which consent shall require of the proposed transferee an undertaking to be bound by the terms of this Award Agreement, including the forfeiture upon the termination of the employment of Key Employee before the Vesting Date.

(b) Shareholder Rights. Subject to the vesting requirements provided for herein, Key Employee, as the owner of Shares granted hereunder, shall have all the rights of a shareholder, including but not limited to, the right to vote such Shares and, subject to Section 3(c) below, the right to receive all dividends declared or paid on such Shares.

(c) Dividends. All dividends paid on the Shares Granted to Key Employee under this Award Agreement, or on Shares issued as a dividend with respect to the Shares so granted, shall be withheld and accumulated by the Company until such time as Key Employee shall become vested with respect to the granted Shares. Upon the vesting of the Shares granted hereunder, the Company shall pay to Key Employee, within fifteen (15) days thereof, an amount equal to all dividends paid solely or partly in cash and accumulated with respect to the Shares then vesting, together with interest thereon at a rate equal to prime rate as reported in the Wall Street Journal, adjusted and compounded annually. With respect to dividends paid in the form of additional Shares, upon vesting of the Shares granted hereunder, the Company shall deliver to Key Employee certificates representing any such dividended Shares free of the legend described in Section 3(e).

Insofar as this Section 3(c) provides for payments to Key Employee in cash, this obligation shall be unfunded. Although bookkeeping accounts may be established with respect to Key Employee by virtue of the operations of this Section 3(c), any such accounts are merely a bookkeeping convenience. Any liability of the Company to Key Employee shall be based solely upon the contractual obligation arising under this Award Agreement.

(d) Withholding. Upon the vesting of the Shares, or at any other time when withholding is required under the Code, the Company shall have the right to require Key Employee to pay to the Company the amount of taxes that the Company is required to withhold or, in lieu thereof, to retain, or sell without notice, a sufficient number of Shares held by it for Key Employee to cover the amount required to be withheld. The Company may deduct from all dividends paid with respect to Shares granted hereunder the amount of taxes, if any, that the Company is required to withhold with respect to such dividend payments to Key Employee. The Key Employee may make an election to be taxed currently as of the effective date of this Agreement by timely filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended and providing the Company with a copy of said election.

(e) Escrowed Share Certificates; Legend. Each certificate in respect of Shares granted pursuant to this Award Agreement or paid in dividends on Shares so granted shall be registered in the name of Key Employee, but shall be retained by the Company on behalf of Key Employee, together with a stock power endorsed in blank, until such time as the Shares represented thereby have vested. Key Employee (and any consented-to transferee) shall execute such additional stock powers as may be required from time to time hereunder. All certificates representing the Shares shall bear the following legend:

       "The transferability of this certificate and the Shares represented hereby are subject to terms and conditions, including forfeiture, contained in a Rayonier 1994 Incentive Stock Plan Restricted Share Award Agreement between the owner hereof and Rayonier Inc. Copies of such Award Agreement are on file in the office of the Secretary of Rayonier Inc., Stamford, Connecticut."

The certificates shall be maintained by the Secretary of the Company for safekeeping prior to the Vesting Date. Certificates for Shares shall be delivered to Key Employee, free of the legend described above, within fifteen
(15) days after the Vesting Date.

(f) Acceleration Events. The restrictions applicable to the Award of Restricted Shares made pursuant to this Agreement shall lapse upon the occurrence of an Acceleration Event (as described in Section 9 of the Plan), and the Company shall issue stock certificates without a restrictive legend to Key Employee upon the occurrence of such an event.

If Key Employee shall hold Restricted Stock on the date of an Acceleration Event, Key Employee may tender such Restricted Stock to the Company, and the Company shall pay the Formula Price (as defined in Section 9 of the Plan); provided such Restricted Stock shall have been tendered to the Company within sixty (60) calendar days of the Acceleration Event.

(g) Reorganization. Except in the case of an Acceleration Event, in the event of any recapitalization, reclassification, split up or consolidation of Shares, or stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee may make such adjustments in the number of Shares, or the terms, conditions or restrictions on the Shares as the Committee deems equitable.

4.  Conformity with Securities Laws

The grant of Shares hereunder (and any transfers thereof) are subject to compliance with all applicable securities laws. Key Employee hereby represents to the Company that Key Employee is acquiring the Shares for investment and not with a view to the distribution thereof and that Key Employee has had full and complete access to the financial statements of the Company and to the Company's senior management . The certificates representing Shares issued by the Company pursuant to this Award Agreement may bear a legend describing the restrictions on resale thereof under applicable securities laws, and stop transfer orders with respect to such certificates may be entered in the stock transfer records of the Company.

5.  Miscellaneous

(a) Assignments and Transfers. The rights and interests of Key Employee under this Award Agreement may not be assigned, encumbered or transferred.

(b) No Right to Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving Key Employee any right to be retained in the employ of any Participating Company.

(c) Applicable Law. The interpretation of the provisions hereof shall be governed by the laws of the State of Connecticut.

(d) Headings. The headings contained in this Award Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(e) Consistency with the Plan. This Award Agreement is subject to all the provisions of the Plan. It is expressly agreed and understood that in the case of any inconsistency between the provisions of this Award Agreement and the Plan, the provisions of the Plan shall control.

6.  Number of Shares

The number of shares awarded hereunder, and subject to this Award Agreement, is.

         IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed and delivered as of the 2nd day of January 1996.

                                            RAYONIER INC.


                                            -----------------------------------
                                            John P. O'Grady
                                            Senior Vice President
                                            Administration



                                            KEY EMPLOYEE



                                            ------------------------------------